As filed with the Securities and Exchange Commission on December 5, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

KLOTHO NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	86-2727441
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

Telephone: (833) 931-6330

(Address and telephone number of registrant’s

principal executive offices)

Joseph A. Sinkule

1300 South Boulevard, Suite D

Charlotte, NC 28203

Telephone: (833) 931-6330

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Paul Goodman, Esq.

Cyruli Shanks & Zizmor, LLP

Attorneys At Law

420 Lexington Avenue

Suite 2320

New York, NY 10170

Telephone: (212) 212-6800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting registrant	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1) We are registering up to 34,000,0000 shares of common stock that we may issue to investors upon the conversion of shares of our Series C Preferred Stock and 1,000,000 shares held by an existing selling stockholder.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices for the registrant’s common stock as reported by Nasdaq on December 2, 2025.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Dated December 5, 2025

KLOTHO NEUROSCIENCES, INC.

Up to a Maximum of 35,000,000 Shares of Common Stock

This prospectus relates to the offering and resale from time to time by the selling stockholders identified herein of up to 34,883,722 shares of common stock, par value $0.0001 per share, of Klotho Neurosciences, Inc. issuable upon conversion of the Series C Convertible Preferred Stock sold in that private placement and 1,000,000 shares of common stock, par value $0.0001 per share already held by a selling stockholder.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions at either fixed prices or prevailing market prices at the time of sale, at varying prices or negotiated prices.

Any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page  5.

We will not receive any proceeds from the resale of shares of common stock by the Selling Stockholders.

Our common stock is traded on the NASDAQ Capital Market under the symbol “KLTO.” On December 2, 2025, the average of the high and low sales prices of our common shares was $0.43 per share. These prices will fluctuate based on the demand for our common shares.

Investing in our common shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we”, “our” and “us” and the “Company” refer to Klotho Neurosciences, Inc.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus carefully, including information set forth under the heading “Risk Factors” and our financial statements and the related notes included or incorporated by reference in this prospectus. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Klotho” refer to Klotho Neurosciences, Inc, a Delaware corporation, and our each of our subsidiaries.

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 2 and the consolidated financial statements.

On December 2, 2025 we entered into a Securities Purchase Agreement with the investors named herein, pursuant to which we agreed to issue and sell shares of our Series C Convertible Preferred Stock in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. The closing of the private placement is expected to occur on or before December 31, 2025. This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 35,000,000 shares of our common stock issuable upon conversion of the Series C Convertible Preferred Stock sold in that private placement.

Issuer:	Klotho Neurosciences, Inc., a Delaware corporation.

Shares of Common Stock offered by the Selling Stockholders:	35,000,000

Shares of Common Stock Outstanding Prior to the Offering:	72,536,722

Terms of Offering	The Selling Stockholders will determine when and how they will sell shares of common stock offered in this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All net proceeds from the sale of the common shares covered by this prospectus will go to the Selling Stockholders.

Trading Symbol	Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “KLTO”

Transfer Agent	Continental Stock Transfer and Trust Company

Dividend Policy	We have never declared or paid any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risk Factors	The shares of common stock offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the risks set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. You should also carefully consider the other information included or incorporated by reference in this prospectus before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

On December 2, 2025 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two investors (the “Investors”), pursuant to which the Investors will purchase, for an aggregate purchase price of $15,000,000. a total of 3,400 shares of our Series C Convertible Preferred Stock (the “Convertible Preferred Shares”) at a price of $4,400 per share subject to the terms and conditions set forth in the Purchase Agreement. The closing of the purchase of the Convertible Preferred Shares is excepted to occur on or about December 31, 2025.

Pursuant to the Certificate of Designation of our Series C Convertible Preferred Stock, the original issuance price of the Convertible C Preferred Shares is convertible into shares of our Common Stock at an effective price of $0.44 per share (the “Conversion Price”); provided that no conversions can take place if an investor then owns more than 9.99% of the number of the shares of Common Stock outstanding (the “Maximum Percentage”). Further, no conversion can take place, prior to approval by the Company’s stockholders, if such conversion would violate any rule of the Nasdaq Stock Market. The Conversion Price is subject to adjustment in connection with certain transactions, including stock dividends, stock splits or combinations and the like.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. All net proceeds from the sale of the Shares covered by this prospectus will go to the Selling Stockholders. We expect that the Selling Stockholders will sell their Shares as described under “Plan of Distribution.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholders and our independent registered public accountants.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of shares of our Common Stock covered hereby on the NASDAQ Capital Market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the Selling Stockholders and/or the purchasers.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

At any time a particular offer of the shares of our Common Stock is made by the Selling Stockholders, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on consolidated financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On August 15, 2024, in connection with his appointment as the Company’s Chief Financial Officer, Mr. LeBlanc and the Company entered an Employment Agreement for a term of three years. Pursuant to the Employment Agreement, Mr. LeBlanc will receive an annual base salary of $325,000, and will receive an initial equity award of shares of the Company’s common stock of 100,000 shares and an additional equity award of 400,000 shares of the Company’s common stock, with 200,000 of such shares vesting on the first anniversary of the agreement and 200,000 of such shares vesting on the second anniversary of the agreement. In addition, Mr. LeBlanc will be eligible to participate in the Company’s annual bonus program for executives.

On October 24, 2024, the Company and Dr. Joseph Sinkule entered into a three-year Employment Agreement. Pursuant to the Employment Agreement, Dr. Sinkule will receive an annual base salary of $360,000, and will receive an equity award of 1,000,000 options pursuant to the Company’s 2023 Incentive Plan. The options are valid for a period of three (3) years and have an exercise price equal to the closing price of the Company’s common stock on October 24, 2024. In addition, Dr. Sinkule will be eligible to participate in the Company’s annual bonus program for executives.

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

SELLING STOCKHOLDERS

The following table details the name of the Selling Stockholders, the number of shares beneficially owned by the Selling Stockholders and the number of shares that may be offered by each Selling Stockholder for resale under this prospectus. The Selling Stockholders may sell up to 35,000,000 shares of common stock from time to time in one or more offerings under this prospectus. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. The Selling Stockholders has informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, no Selling Stockholder is an affiliate of a broker-dealer. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholderss. Except for the ownership of shares of common stock and/or Series C Preferred stock, no Selling Stockholder has had any material relationship with us within the past three years.

In the event of stock splits, stock dividends or similar transactions involving the shares of common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In the event that the adjustment provisions of the securities purchase agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on its ownership of the shares of common stock, as of December 2, 2025, assuming exercise of the warrants held by the applicable Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by the Selling Stockholders pursuant to this prospectus. The fourth column assumes the sale of all of the shares of common stock being offered by the Selling Stockholders pursuant to this prospectus.

Name	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (if Sold) (1)(2)	% of Shares of Common Stock Owned After Offering (1)(2)(3)
Sigma9 Capital, Ltd. (4)(5)	34,000,000	34,000,000	0	0%
Aldersgate Capital Partners Ltd. (6)	1,000,000	1,000,000	0	0
Total Selling Stockholders	35,000,000	35,000,000	0	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares. Common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

(2)	The amount and percentage of common shares that will be beneficially owned by a Selling Stockholder after completion of the offering assume that they will sell all common shares being offered pursuant to this prospectus.

(3)	Based on 72,536,722 shares of common stock issued and outstanding as of December 2, 2025. All shares of common stock being offered pursuant to this prospectus by a Selling Stockholder is counted as outstanding for computing the percentage beneficial ownership of the Selling Stockholder.

(4)	Sigma9 Capital, Ltd. may not convert, and we may not issue or sell any our shares of common stock to Sigma9 Capital, Ltd. to the extent such shares, when aggregated with all other our common stock then beneficially owned by Sigma9 Capital, Ltd., would cause its beneficial ownership of our shares of common stock to exceed 4.99% (or up to 9.99% upon Sigma9 Capital, Ltd.’s election) of our then outstanding shares of common stock (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares and percentage reflected above, Sigma9 Capital, Ltd.’s beneficial ownership of our shares of common stock at any time will not exceed 9.999% of our outstanding shares of common stock. The Beneficial Ownership Limitation may not be waived. Further, no conversion can take place, prior to approval by the Company’s stockholders, if such conversion would violate any rule of the Nasdaq Stock Market.

(5)	The business address of Sigma9 Capital, Ltd. is c/o of the Company. Sigma9 Capital, Ltd.’s principal business is that of a private investor. Jason Butcher is the manager of Sigma9 Capital, Ltd. and has sole voting control and investment discretion over securities beneficially owned Sigma9 Capital, Ltd. The foregoing should not be construed in and of itself as an admission by Mr. Butcher as to beneficial ownership of the securities beneficially owned by Sigma9 Capital, Ltd.

(6)	The business address of Aldersgate Capital Partners Ltd. is c/o of the Company. Aldersgate Capital Partners Ltd.’s principal business is that of a private investor. Jason Butcher is the manager of Aldersgate Capital Partners Ltd. and has sole voting control and investment discretion over securities beneficially owned. The foregoing should not be construed in and of itself as an admission by Mr. Butcher as to beneficial ownership of the securities beneficially owned byAldersgate Capital Partners Ltd

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 72,536,722 shares of common stock outstanding, none of which may be freely traded without registration or an applicable exemption. The shares of common stock being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called “safe harbor” rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers’ transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information required by Item 304 of Regulation S-K is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. There have been no changes in or disagreements with accountants on accounting or financial disclosure matters within the meaning of Item 304 of Regulation S-K during the period covered by that report or through the date of this registration statement.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 appearing in this prospectus and in the registration statement have been audited by BCRG Group. an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Cyruli, Shanks & Zizmor, LLP, Attorneys at Law, New York, New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. These documents contain important information about our financial condition, business and results.

We are incorporating by reference the filings listed below:

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 15, 2025 and our Quarterly Reports on Form 10-Q for the period ended June 30, 2025; filed with the SEC on August 18, 2025 and Quarterly Report on Form 10-Q for the period ended September 30, 2025; filed with the SEC on November 13, 2025.

●	our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, April 4, 2025, April 21, 2025, June 2, 2025, June 10, 2025, June 11, 2025, June 13, 2025, June 30, 2025, July 10, 2025, July 18, 2025, July 22, 2025, August 12, 2025 and September 25, 2025 and our Form 8-K/A on July 23, 2025.

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

Information filed under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference into this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Klotho Neurosciences, Inc., Attention: Corporate Secretary, 1300 South Boulevard, Suite D, Charlotte, NC 28203; telephone: (833) 931-6330. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.klothoneuro.com. The information on our website is not a part of, or incorporated by reference in, this prospectus, the registration statement of which this prospectus is a part or any of our other filings with the SEC.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which such filing was made.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: (833) 931-6330.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Up to a Maximum of 35,000,000 Shares of Common Stock

35,000,000 at $0.43 per Share

Preliminary Prospectus

KLOTHO NEUROSCIENCES, INC.

December 5, 2025

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with this offering, other than the placement agent fees, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing.

Amount
SEC registration fee	$2,500
Accountants’ fees and expenses	$5,000
Legal fees and expenses	$20,000
Miscellaneous	$3,500
Total expenses	$31,000

Item 14.  Indemnification of Directors and Officers

We shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interests and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in our best interests or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

Item 15.  Recent Sales of Unregistered Securities

There were no unregistered securities to report which have not been previously included in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1	Business Combination Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. **
2.2	Amendment No.1 to Business Combination Agreement, dated November 4, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. **
3.1	Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
3.2	Bylaws of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.4 filed with Redwoods’ registration statement on Form S-1 filed by the Registrant on March 10, 2022).**
3.3	Form of Second Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. **
3.4	Form of Amended and Restated Bylaws of Redwoods Acquisition Corp. **
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
4.2	Specimen Class A Common Stock Certificate. **
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant **
4.4	Series C Preferred Stock Certificate of Designation
5.1	Legal opinion of Cyruli Shanks & Zizmor, LLP
10.1	Lock-Up Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp. and the other parties named therein **
10.2	Sponsor Support Agreement, dated as of December 29, 2023, by and among Redwoods Acquisition Corp., Redwoods Capital LLC, and other parties thereto **
10.3	Voting and Support Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL, INC. and the other parties named therein **
10.4	2023 Stock Incentive Plan **
10.5	Registration Rights Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., certain stockholders of ANEW MEDICAL, INC. and the Founder Holders (incorporated by reference to Exhibit 10.3 to Redwoods’ Current Report on Form 8-K filed with the SEC on June 5, 2023).**

10.6	Letter Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.7	Investment Management Trust Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.8	Registration Rights Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and certain security holders named therein (incorporated by reference to Exhibit 10.4 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.9	Administrative Support Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and the Sponsor (incorporated by reference to Exhibit 10.8 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.10	Indemnity Agreements, Each dated as of March 30, 2022, by and between the Registrant and Each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.7 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.11	Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.5 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.12	Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.6 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.13	Sponsored Research Agreement with Universitat Autònoma de Barcelona.**
10.14	Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the cognition and Alzheimer’s related inventions covered by USPTO Application No.: 15/777,456.**
10.15	Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the neuromuscular related inventions covered by USPTO Application No.: 18/299,989.**
10.16	Non-exclusive license with University of Heidelberg, Germany for the myotropic AAV capsids related inventions covered by USPTO Application No. 17/051,123.**
10.17	Exclusive license agreement and exclusive license and manufacturing agreement in licensed territories with Reliance Life Science Private Limited.**
10.18	Form of Series C Preferred Stock Subscription Agreement
14	Code of Ethics of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 14 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
23.1	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 5.1)
23.2	Consent of BCRG Group
107	Filing Fee Calculation Table

**	Previously filed.

(b)	Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte, State of North Carolina, on December 5, 2025.

Klotho Neurosciences, Inc.

By:	/s/ Joseph A. Sinkule
Joseph A. Sinkule
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A, Sinkule, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Joseph A. Sinkule	Chief Executive Officer and Chairman	December 5, 2025
Dr. Joseph A. Sinkule	(Principal Executive Officer)

/s/ Jeffrey LeBlanc	Chief Financial Officer	December 5, 2025
Jeffrey LeBlanc	(Principal Financial and Accounting officer)

/s/ Shalom Z. Hirschman	Director	December 5, 2025
Dr. Shalom Z. Hirschman

/s/ Samuel Zentman	Director	December 5, 2025
Samuel Zentman

/s/ Riad El-Dada	Director	December 5, 2025
Riad El-Dada

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